Exhibit 99.1

July 24, 2012	Media Contact:	Michael Hanretta
WILMINGTON, Del.		302-774-4005
michael.j.hanretta@usa.dupont.com
	Investor Contact:	302-774-4994

DuPont Grows Second Quarter Earnings 8 Percent to $1.48 Ex-items

Strong Agriculture Results, Acquisition Integration and Productivity Contribute to Growth

Highlights:

•                  Second-quarter 2012 earnings were $1.48 per share versus $1.37 per share in the prior year, excluding significant items from both periods.  Reported second-quarter earnings were $1.25 per share versus $1.29 per share in the prior year.

•                  Sales increased 7 percent to $11.0 billion reflecting 6 percent higher local prices and a 5 percent increase from portfolio changes, partially offset by a 3 percent reduction from currency and 1 percent lower sales volume.  Sales in developing markets grew 11 percent.

•                  Segment pre-tax operating income, excluding pharmaceuticals and significant items, increased 13 percent, principally attributable to higher earnings from Agriculture and Performance Materials and a prior-year acquisition benefiting Nutrition & Health and Industrial Biosciences.

•                  For the first half of 2012, Agriculture delivered 15 percent sales growth and 16 percent higher pre-tax operating income excluding significant items, reflecting strong northern-hemisphere business performance across both seed and crop protection product lines.

•                  The company is on track versus its full-year 2012 productivity targets for fixed costs and working capital.  Year-to-date fixed cost productivity totals $190 million.

•                  DuPont expects full-year earnings to be toward the lower end of its existing outlook range of $4.20 to $4.40 per share, excluding significant items, due to uncertainties associated with macros and currency as well as a higher tax rate related to earnings mix.  Prior year earnings were $3.93 per share on a comparable basis.

“Our agriculture, food and bioscience businesses are performing exceptionally well globally, and our advanced materials businesses are achieving solid results despite slower growth in some key markets and continued weakness in Europe,” said DuPont Chair and CEO Ellen Kullman.  “Our global teams continue to execute well in a dynamic environment, while investing for growth driven by science-powered innovation and collaboration.”

Global Consolidated Sales and Net Income

Second-quarter 2012 consolidated net sales of $11.0 billion were 7 percent higher than the prior year reflecting 6 percent higher local prices and a 5 percent net increase from portfolio changes, partly offset by a 3 percent negative currency impact and 1 percent lower volume. The table below shows regional sales and variances versus the second quarter 2011.

	Three Months Ended June 30, 2012		Percentage Change Due to:
(Dollars in billions)	$	% Change	Local Price	Currency Effect	Volume	Portfolio/ Other
U.S. & Canada	$5.0	12	8	—	2	2
EMEA*	2.5	(2)	5	(7)	(8)	8
Asia Pacific	2.4	5	1	(1)	(1)	6
Latin America	1.1	14	9	(5)	4	6

Total Consolidated Sales	$11.0	7	6	(3)	(1)	5

* Europe, Middle East & Africa

Second-quarter 2012 net income attributable to DuPont was $1,179 million versus $1,218 million in 2011. Excluding significant items, net income attributable to DuPont of $1,394 million increased $95 million, or 7 percent, from $1,299 million in the second quarter 2011.

Earnings Per Share

The table below shows year-over-year earnings per share (EPS) variances for the second quarter.

EPS ANALYSIS

2Q

EPS 2011	$1.29
Less: Significant items (schedule B)	(.08)
EPS 2011 — Excluding significant items	$1.37

Local prices	.49
Variable cost*	(.03)
Volume	(.06)
Fixed cost*	(.15)
Currency	(.06)
Portfolio changes	.06
Exchange losses	(.04)
Income tax	(.02)
Pharmaceuticals income	(.05)
Other	(.03)

EPS 2012 — Excluding significant items	$1.48
Significant items - (schedule B)	(.23)
EPS 2012	$1.25

*          Excluding volume and currency impacts

Business Segment Performance

The table below shows second quarter 2012 segment sales and related variances versus the prior year.

SEGMENT SALES*	Three Months Ended		Percentage Change
(Dollars in billions)	June 30, 2012		Due to:
	$	% Change	USD Price	Volume	Portfolio and Other
Agriculture	$3.4	13	7	6	—
Electronics & Communications	0.8	(11)	(5)	(6)	—
Industrial Biosciences	0.3	144	—	10	134
Nutrition & Health	0.9	82	—	5	77
Performance Chemicals	2.0	(1)	9	(10)	—
Performance Coatings	1.1	(1)	1	(2)	—
Performance Materials	1.7	(3)	(1)	1	(3)
Safety & Protection	1.0	(4)	1	(5)	—

*  Segment sales include transfers

Segment pre-tax operating income (PTOI) for second quarter 2012 was $1,898 million compared to second quarter 2011 PTOI of $1,943 million.   Excluding significant items, PTOI was $2,178 million, up 9 percent from $1,993 million in the prior year, as shown in the table below.

SEGMENT PTOI excluding Significant Items*			Change versus 2011
(Dollars in millions)	2Q 2012	2Q 2011	$	%

Agriculture	$926	$826	$100	12%
Electronics & Communications	75	103	(28)	-27%
Industrial Biosciences	44	10	34	340%
Nutrition & Health	112	38	74	195%
Performance Chemicals	538	503	35	7%
Performance Coatings	92	73	19	26%
Performance Materials	317	254	63	25%
Safety & Protection	127	143	(16)	-11%
Other	(69)	(37)	(32)	nm
	$2,162	$1,913	$249	13%
Pharmaceuticals	16	80	(64)	-80%
Total Segment PTOI	$2,178	$1,993	$185	9%

* See schedules B and C for listing of significant items and their impact by segment.

The following is a summary of business results for each of the company’s reportable segments, comparing second quarter 2012 with second quarter 2011, for sales and PTOI, excluding significant items.  References to selling price are on a U.S. dollar basis, including the impact of currency.

Agriculture — Sales of $3.4 billion were up $0.4 billion, or 13 percent, with 7 percent price and 6 percent volume gains.  Pioneer seed maintained its momentum delivering 12 percent sales growth on agriculture macros and strong business performance in North America corn and soybeans.  Crop Protection sales growth of 15 percent was underpinned by strong demand across all product lines.   PTOI of $926 million improved 12 percent on strong sales performance partially offset by input cost increases in seeds, unfavorable currency impact and higher investments in Right Product Right Acre commercial and R&D activities.

First half sales of $7.5 billion were up $1.0 billion, or 15 percent, with 8 percent volume and 7 percent price gains.  Pioneer seed sales growth of 16 percent reflects strong northern hemisphere performance with global price and volume gains on new product penetration. Crop Protection sales growth of 11 percent reflects continued strong demand in all product lines with standout performance in insect control products.  PTOI for the first half of $2.2 billion improved 16 percent on higher volume and price partially offset by input cost increases in seeds, unfavorable currency impact and higher spending for growth investments.

Electronics & Communications — Sales of $795 million were down 11 percent on 6 percent lower volume and 5 percent lower selling prices, primarily pass-through of lower metals prices.  Sales reflect continued soft demand for photovoltaic materials, though up sequentially from first quarter.  Volume decline in photovoltaics was partially offset by increased demand for smart phones and tablets.  PTOI of $75 million declined $28 million from lower volume and plant utilization.  Additionally, PTOI in the prior year included a $20 million reduction due to extreme volatility in metals prices.

Industrial Biosciences — Sales of $300 million were up $177 million, primarily due to two months acquisition benefit from the Danisco enzyme business. Biomaterial sales into apparel and carpeting accounted for a 10 percent volume increase.  PTOI of $44 million was up $34 million benefiting from the acquisition and realization of cost synergies.  PTOI includes $5 million of amortization expense associated with the fair value step-up of acquired intangible assets.

Nutrition & Health — Sales of $885 million were up $399 million, or 82 percent, primarily reflecting two months acquisition benefit from the Danisco specialty food ingredients business.  Higher volume reflects continued strong demand in Solae specialty soy products.  PTOI of $112 million was up $74 million benefiting from the acquisition, realization of cost synergies and favorable product mix in Solae.  PTOI includes $20 million of amortization expense associated with the fair value step-up of acquired intangible assets.

Performance Chemicals — Sales of $2.0 billion were down 1 percent, with 10 percent lower volume partially offset by 9 percent higher selling prices.  Higher selling prices more than offset higher ore costs.  Lower volume reflects continued softness in titanium dioxide, particularly in Asia Pacific and Europe, and weakening demand in fluoropolymers.  PTOI of $538 million increased $35 million on higher selling prices and continued productivity actions.

Performance Coatings — Sales of $1.1 billion were down 1 percent, with 2 percent lower volume partially offset by 1 percent higher selling prices.  OEM volume growth in North America and Asia Pacific was more than offset by lower refinish and powder coatings volume, particularly in European markets.  Higher local selling prices across all regions and market segments were partially offset by the impact of unfavorable currency.  PTOI of $92 million increased $19 million on higher selling prices, mix enrichment and continued productivity actions, partially offset by unfavorable currency.

Performance Materials — Sales of $1.7 billion were down 3 percent, primarily reflecting a 3 percent reduction from a portfolio change and 1 percent lower selling prices, partially offset by 1 percent higher volume.  The lower selling prices were primarily affected by unfavorable currency.

Volume growth in packaging markets and continued strong demand in the automotive market, particularly in North America, were partially offset by softness in the industrial and electronic markets.  PTOI of $317 million increased $63 million due to lower feedstock costs and higher volume, partially offset by unfavorable currency.

Safety & Protection — Sales of $986 million were down 4 percent, with 5 percent lower volume partially offset by 1 percent higher selling prices.  Volume declined due to lower public sector demand and continued softness in industrial markets.  Higher local selling prices from value-based pricing were partially offset by the impact of unfavorable currency.  PTOI of $127 million decreased $16 million on weaker mix, unfavorable currency and higher spending for growth initiatives, partially offset by value-based pricing actions.

Additional information is available on the DuPont Investor Center website at www.investors.dupont.com.

Outlook

DuPont expects full-year earnings to be toward the lower end of its existing outlook range of $4.20 to $4.40 per share, excluding significant items, due to uncertainties associated with macros and currency as well as a higher tax rate related to earnings mix.  Prior year earnings were $3.93 per share on a comparable basis.

Use of Non-GAAP Measures

Management believes that certain non-GAAP measurements are meaningful to investors because they provide insight with respect to ongoing operating results of the company.  Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance.  Reconciliations of non-GAAP measures to GAAP are provided in schedules C and D.

DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802.  The company believes that by collaborating with customers, governments, NGOs, and thought leaders we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment.  For additional information about DuPont and its commitment to inclusive innovation, please visit http://www.dupont.com.

Forward-Looking Statements:  This news release contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “estimates” or other words of similar meaning.  All statements that address expectations or projections about the future, including statements about the company’s growth strategy, product development, regulatory approval, market position, anticipated benefits of acquisitions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward-looking statements.  Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized.  Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control.  Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; inability to protect and enforce the company’s intellectual property rights; and integration of acquired businesses and completion of divestitures of underperforming or non-strategic assets or businesses.  The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

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7/24/12

E. I. du Pont de Nemours and Company

Consolidated Income Statements

(Dollars in millions, except per share amounts)

SCHEDULE A

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net sales	$11,006	$10,264	$22,236	$20,298
Other income, net (a)	277	229	303	254
Total	11,283	10,493	22,539	20,552

Cost of goods sold and other operating charges (a)	7,815	7,191	15,342	14,022
Selling, general and administrative expenses	1,186	1,136	2,355	2,163
Research and development expense	528	462	1,033	861
Interest expense	117	115	231	215
Total	9,646	8,904	18,961	17,261

Income before income taxes	1,637	1,589	3,578	3,291
Provision for (benefit from) income taxes	449	360	890	618

Net income	1,188	1,229	2,688	2,673

Less: Net income attributable to noncontrolling interests	9	11	21	24

Net income attributable to DuPont	$1,179	$1,218	$2,667	$2,649

Basic earnings per share of common stock	$1.26	$1.31	$2.85	$2.85

Diluted earnings per share of common stock	$1.25	$1.29	$2.82	$2.80

Dividends per share of common stock	$0.43	$0.41	$0.84	$0.82

Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	934,057,000	930,798,000	933,982,000	927,860,000
Diluted	942,832,000	943,987,000	943,533,000	942,461,000

(a) See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts)

SCHEDULE A (continued)

	June 30, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$3,506	$3,586
Marketable securities	50	433
Accounts and notes receivable, net	9,476	6,022
Inventories	6,011	7,195
Prepaid expenses	151	151
Deferred income taxes	932	671
Total current assets	20,126	18,058
Property, plant and equipment, net of accumulated depreciation (June 30, 2012 - $19,962; December 31, 2011 - $19,349)	13,342	13,412
Goodwill	5,348	5,413
Other intangible assets	5,228	5,413
Investment in affiliates	1,087	1,117
Deferred income taxes	3,822	4,067
Other assets	1,078	1,012
Total	$50,031	$48,492

Liabilities and Equity
Current liabilities
Accounts payable	$3,695	$4,816
Short-term borrowings and capital lease obligations	3,696	817
Income taxes	930	255
Other accrued liabilities	4,117	5,297
Total current liabilities	12,438	11,185

Long-term borrowings and capital lease obligations	11,254	11,736
Other liabilities	14,643	15,508
Deferred income taxes	1,051	1,001
Total liabilities	39,386	39,430

Commitments and contingent liabilities

Stockholders’ equity
Preferred stock	237	237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; issued at June 30, 2012 - 1,017,365,000; December 31, 2011 - 1,013,164,000	305	304
Additional paid-in capital	10,494	10,107
Reinvested earnings	14,975	13,422
Accumulated other comprehensive loss	(8,743)	(8,750)
Common stock held in treasury, at cost (87,041,000 shares at June 30, 2012 and December 31, 2011)	(6,727)	(6,727)
Total DuPont stockholders’ equity	10,541	8,593
Noncontrolling interests	104	469
Total equity	10,645	9,062
Total	$50,031	$48,492

E. I. du Pont de Nemours and Company

Condensed Consolidated Statement of Cash Flows

(Dollars in millions)

SCHEDULE A (continued)

	Six Months Ended June 30,
	2012	2011

Cash provided by (used for) operating activities	$(1,117)	$(644)

Investing activities
Purchases of property, plant and equipment	(696)	(741)
Investments in affiliates	(14)	(27)
Payments for businesses (net of cash acquired)	—	(6,264)
Proceeds from sales of assets - net of cash sold	166	59
Net (increase) decrease in short-term financial instruments	388	2,404
Forward exchange contract settlements	80	(454)
Other investing activities - net	(7)	(13)
Cash provided by (used for) investing activities	(83)	(5,036)

Financing activities
Dividends paid to stockholders	(788)	(767)
Net increase (decrease) in borrowings	2,406	3,823
Repurchase of common stock	(400)	(272)
Proceeds from exercise of stock options	406	768
Payments for non-controlling interest	(447)	—
Other financing activities - net	27	(22)
Cash provided by (used for) financing activities	1,204	3,530

Effect of exchange rate changes on cash	(84)	155

Increase (decrease) in cash and cash equivalents	(80)	(1,995)

Cash and cash equivalents at beginning of period	3,586	4,263

Cash and cash equivalents at end of period	$3,506	$2,268

E. I. du Pont de Nemours and Company

Schedule of Significant Items

(Dollars in millions, except per share amounts)

SCHEDULE B

SIGNIFICANT ITEMS

	Pre-tax		After-tax		($ Per Share)
	2012	2011	2012	2011	2012	2011
1st Quarter
Customer claims charge (a)	$(50)	$—	$(32)	$—	$(0.04)	$—
1st Quarter - Total	$(50)	$—	$(32)	$—	$(0.04)	$—

2nd Quarter
Customer claims charge (a)	$(265)	$—	$(169)	$—	$(0.18)	$—
Litigation settlement (b)	(137)	—	(123)	—	(0.13)	—
Gain on the sale of equity method investment (c)	122	—	77	—	0.08	—
Transition costs related to the acquisition of Danisco (d)	—	(103)	—	(81)	—	(0.08)
2nd Quarter - Total	$(280)	$(103)	$(215)	$(81)	$(0.23)	$(0.08)

Year-to-date - Total (e)	$(330)	$(103)	$(247)	$(81)	$(0.26)	$(0.09)

(a)              First quarter and second quarter 2012 included charges of $50 and $265, respectively, recorded in Cost of goods sold and other operating charges associated with the company’s process to fairly resolve claims related to the use of Imprelis® herbicide, bringing the total charges to $490 at June 30, 2012.  The company will continue to evaluate reported claim damage as additional information becomes available. It is reasonably possible that additional charges could result from this evaluation. While there is a high degree of uncertainty, total charges could range as high as $575. The company has submitted, and will continue to submit, requests for payment to its insurance carriers for costs associated with this matter in excess of $100.  This matter relates to the Agriculture segment.

(b)             Second quarter 2012 included a charge of $137 recorded in Cost of goods sold and other operating charges primarily related to the company’s settlement of litigation with Invista.  This matter relates to Other.

(c)              Second quarter 2012 included a pre-tax gain of $122 recorded in Other income, net associated with the sale of an equity method investment in the Electronics & Communications segment.

(d)             Second quarter 2011 included charges related to the Danisco acquisition of $(103) recorded in Cost of goods sold and other operating charges.  These charges included $(60) of transaction costs and a $(43) charge related to the fair value step-up of inventories that were acquired from Danisco and sold in the second quarter 2011. Pre-tax charges by segment were: Industrial Biosciences - $(17), Nutrition & Health - $(33), and Corporate expenses - $(53).

(e)              Earnings per share for the year may not equal the sum of quarterly earnings per share due to changes in average share calculations.

See Schedule C for detail by segment.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C

	Three Months Ended June 30,		Six Months Ended June 30,
SEGMENT SALES (1)	2012	2011	2012	2011
Agriculture	$3,388	$2,997	$7,468	$6,501
Electronics & Communications	795	891	1,472	1,702
Industrial Biosciences	300	123	588	123
Nutrition & Health	885	486	1,693	810
Performance Chemicals	1,968	1,995	3,868	3,792
Performance Coatings	1,089	1,105	2,139	2,098
Performance Materials	1,699	1,745	3,299	3,452
Safety & Protection	986	1,025	1,927	1,990
Other	1	1	2	37
Total Segment sales	11,111	10,368	22,456	20,505

Elimination of transfers	(105)	(104)	(220)	(207)
Consolidated net sales	$11,006	$10,264	$22,236	$20,298

(1)             Sales for the reporting segments include transfers.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C (continued)

	Three Months Ended June 30,		Six Months Ended June 30,
PRE-TAX OPERATING INCOME/(LOSS) (PTOI)	2012	2011	2012	2011
Agriculture	$661	$826	$1,925	$1,937
Electronics & Communications	197	103	230	214
Industrial Biosciences	44	(7)	85	(7)
Nutrition & Health	112	5	195	30
Performance Chemicals	538	503	1,050	897
Performance Coatings	92	73	179	138
Performance Materials	317	254	557	542
Safety & Protection	127	143	227	288
Pharmaceuticals	16	80	43	130
Other	(206)	(37)	(266)	(101)
Total Segment PTOI	1,898	1,943	4,225	4,068

Net exchange gains (losses) (1)	28	4	(52)	(139)
Corporate expenses & net interest	(289)	(358)	(595)	(638)
Income before income taxes	$1,637	$1,589	$3,578	$3,291

	Three Months Ended June 30,		Six Months Ended June 30,
SIGNIFICANT ITEMS BY SEGMENT (PRE-TAX) (2)	2012	2011	2012	2011
Agriculture	$(265)	$—	$(315)	$—
Electronics & Communications	122	—	122	—
Industrial Biosciences	—	(17)	—	(17)
Nutrition & Health	—	(33)	—	(33)
Performance Chemicals	—	—	—	—
Performance Coatings	—	—	—	—
Performance Materials	—	—	—	—
Safety & Protection	—	—	—	—
Pharmaceuticals	—	—	—	—
Other	(137)	—	(137)	—
Total significant items by segment	$(280)	$(50)	$(330)	$(50)

	Three Months Ended June 30,		Six Months Ended June 30,
PTOI EXCLUDING SIGNIFICANT ITEMS	2012	2011	2012	2011
Agriculture	$926	$826	$2,240	$1,937
Electronics & Communications	75	103	108	214
Industrial Biosciences	44	10	85	10
Nutrition & Health	112	38	195	63
Performance Chemicals	538	503	1,050	897
Performance Coatings	92	73	179	138
Performance Materials	317	254	557	542
Safety & Protection	127	143	227	288
Pharmaceuticals	16	80	43	130
Other	(69)	(37)	(129)	(101)
Total Segment PTOI excluding significant items	$2,178	$1,993	$4,555	$4,118

(1)  See Schedule D for additional information on exchange gains and losses.

(2)  See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D

Summary of Earnings Comparisons

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	% Change	2012	2011	% Change

Segment PTOI	$1,898	$1,943	-2%	$4,225	$4,068	4%
Significant items (benefit) charge included in PTOI (per Schedule C)	280	50		330	50
Segment PTOI excluding significant items	$2,178	$1,993	9%	$4,555	$4,118	11%

Net income attributable to DuPont	$1,179	$1,218	-3%	$2,667	$2,649	1%
Significant items (benefit) charge included in net income attributable to DuPont (per Schedule B)	215	81		247	81
Net income attributable to DuPont excluding significant items	$1,394	$1,299	7%	$2,914	$2,730	7%

EPS	$1.25	$1.29	-3%	$2.82	$2.80	1%
Significant items (benefit) charge included in EPS (per Schedule B)	0.23	0.08		0.26	0.09
EPS excluding significant items	$1.48	$1.37	8%	$3.08	$2.89	7%

Average number of diluted shares outstanding	942,832,000	943,987,000	-0.1%	943,533,000	942,461,000	0.1%

Reconciliation of Earnings Per Share (EPS) Outlook

	Year Ended December 31,
	2012 Outlook	2011 Actual
Earning per share - excluding significant items	$4.20 - $4.40	$3.93
Sale of an equity method investment	0.08	—
Danisco acquisition related costs	—	(0.22)
Customer claims charges	(0.21)	(0.12)
Charges related to a licensing agreement	—	(0.03)
Sale of a business	—	0.13
Restructuring charge/adjustments	—	(0.01)
Litigation Settlement	(0.13)	—
Reported EPS	$3.94 to $4.14	$3.68

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D (continued)

Reconciliations of Adjusted EBIT / EBITDA to Consolidated Income Statements

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Income before income taxes	$1,637	$1,589	$3,578	$3,291
Less: Net income attributable to noncontrolling interests	9	11	21	24
Add: Interest expense	117	115	231	215
Adjusted EBIT	1,745	1,693	3,788	3,482
Add: Depreciation and amortization	445	383	900	744
Adjusted EBITDA	$2,190	$2,076	$4,688	$4,226

Calculation of Free Cash Flow

	Six Months Ended June 30,
	2012	2011
Cash provided by (used for) operating activities	$(1,117)	$(644)
Less: Purchases of property, plant and equipment	696	741
Free cash flow	$(1,813)	$(1,385)

Reconciliations of Fixed Costs as a Percent of Sales

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Total charges and expenses - consolidated income statements	$9,646	$8,904	$18,961	$17,261
Remove:
Interest expense	(117)	(115)	(231)	(215)
Variable costs (1)	(5,072)	(4,936)	(10,209)	(9,658)
Significant items - benefit (charge) (2)	(402)	(103)	(452)	(103)
Fixed costs	$4,055	$3,750	$8,069	$7,285

Consolidated net sales	$11,006	$10,264	$22,236	$20,298

Fixed costs as a percent of consolidated net sales	36.8%	36.5%	36.3%	35.9%

(1)  Includes variable manufacturing costs, freight, commissions and other selling expenses which vary with the volume of sales.

(2)  See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D (continued)

Exchange Gains/(Losses)

The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes. The net pre-tax exchange gains and losses are recorded in Other income, net and the related tax impact is recorded in Provision for (benefit from) income taxes on the Consolidated Income Statements.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Subsidiary/Affiliate Monetary Position Gain (Loss)
Pre-tax exchange gains (losses) (includes equity affiliates)	$(210)	$55	$(162)	$285
Local tax benefits (expenses)	24	(10)	16	(5)
Net after-tax impact from subsidiary exchange gains (losses)	$(186)	$45	$(146)	$280

Hedging Program Gain (Loss)
Pre-tax exchange gains (losses)	$238	$(51)	$110	$(424)
Tax benefits (expenses)	(83)	17	(39)	147
Net after-tax impact from hedging program exchange gains (losses)	$155	$(34)	$71	$(277)

Total Exchange Gain (Loss)
Pre-tax exchange gains (losses)	$28	$4	$(52)	$(139)
Tax benefits (expenses)	(59)	7	(23)	142
Net after-tax exchange gains (losses)	$(31)	$11	$(75)	$3

As shown above, the “Total Exchange Gain (Loss)” is the sum of the “Subsidiary/Affiliate Monetary Position Gain (Loss)” and the “Hedging Program Gain (Loss).”

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate

Base income tax rate is defined as the effective income tax rate less the effect of exchange gains/losses, as defined above, and significant items.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Income before income taxes	$1,637	$1,589	$3,578	$3,291
Add: Significant items - (benefit) charge (1)	280	103	330	103
Less: Net exchange gains (losses)	28	4	(52)	(139)
Income before income taxes, significant items and exchange gains/losses	$1,889	$1,688	$3,960	$3,533

Provision for (benefit from) income taxes	$449	$360	$890	$618
Add: Tax benefits (expenses) on significant items	65	22	83	22
Tax benefits (expenses) on exchange gains/losses	(59)	7	(23)	142
Provision for income taxes, excluding taxes on significant items and exchange gains/losses	$455	$389	$950	$782

Effective income tax rate	27.4%	22.7%	24.9%	18.8%
Significant items effect	(0.6)%	(0.1)%	0.0%	0.1%
Tax rate before significant items	26.8%	22.6%	24.9%	18.9%
Exchange gains (losses) effect	(2.7)%	0.4%	(0.9)%	3.2%
Base income tax rate	24.1%	23.0%	24.0%	22.1%

(1)  See Schedule B for detail of significant items.